Exhibit (g)(1)(xi)

FORM OF AMENDMENT NO. 11

GLOBAL CUSTODY AGREEMENT

Form of Amendment No. 11, effective as of November 29, 2023 (“Amendment No. 11”), to the Global Custody Agreement, dated as of October 30, 2014 (“Agreement”), by and between 1290 Funds (“Trust”) on behalf of each of the Funds designated on Exhibit A and JPMorgan Chase Bank, N.A. (“Bank”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

The Trust and Bank hereby agree to modify and amend the Agreement as follows:

1.	Name Change. Effective November 29, 2023, the name of 1290 Retirement 2060 Fund is changed to 1290 Avantis U.S. Large Cap Growth Fund.

2.	Exhibit A. Exhibit A to the Agreement, setting forth the Funds of the Trust on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Exhibit A attached hereto.

3.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 11 as of the date first above set forth.

1290 FUNDS On behalf of each of its Funds designated on Exhibit A		JPMORGAN CHASE BANK, N.A.

By:		By:
Name:	Brian Walsh	Name:
Title:	Chief Financial Officer and Treasurer	Title:

EXHIBIT A

AMENDMENT NO. 11

GLOBAL CUSTODY AGREEMENT

1290 Avantis U.S. Large Cap Growth Fund

(formerly 1290 Retirement 2060 Fund)

1290 Diversified Bond Fund

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

1290 Multi-Alternative Strategies Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 SmartBeta Equity Fund